CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 4 to Registration Statement No. 333-105202 on Form S-3 of our reports dated December 16, 2005, relating to the financial statements of streetTRACKS® Gold Trust, and management's report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of streetTRACKS® Gold Trust for the year ended September 30, 2005 and to the reference to us under the heading "Experts" in the Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 19, 2005